INVESCO ALTERNATIVE OPPORTUNITIES FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 7/31/2010
FILE NUMBER:       811-05426
SERIES NO.:        34

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                  112
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class C                  145
         Class R                    3
         Class Y                   10
         Institutional Class        1

74V.   1 Net asset value per share (to nearest cent)
         Class A               $28.36
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class C               $27.97
         Class R               $28.23
         Class Y               $28.47
         Institutional Class   $28.68